Exhibit 99.1

FOR IMMEDIATE RELEASE

For more information, contact:
Extreme Networks
Investor Relations	Public Relations
408/579-3030	408/579-3483
investor_relations@extremenetworks.com	gcross@extremenetworks.com

EXTREME NETWORKS REPORTS FINANCIAL RESULTS

Revenue in Line with Preliminary Release

SANTA CLARA, Calif.; October 26, 2009 – Extreme Networks, Inc. (Nasdaq: EXTR) today announced financial results for its 2010 fiscal first quarter ended September 27, 2009. The Company will host a conference call to discuss these results and its growth initiatives today at 4:30 p.m. Eastern Time (1:30 p.m. Pacific Time).

“Last week we completed a reorganization to streamline operations, simplify the organization and reduce recurring costs. The effect of this action was to lower our quarterly breakeven to less than $70 million in revenue and reduce quarterly operating expenses by approximately $2.5 million. The reorganization consolidated the Business Units into a simple functional organization with centralized Marketing and Engineering. We believe this will create significant efficiencies and accelerate decision-making,” said Bob L. Corey, CFO and acting President & CEO of Extreme Networks. “As previously announced, our supply chain was constrained during Q1 impacting our ability to deliver product. We are disappointed with our performance in Q1 and are actively improving availability from our Supply Chain to meet Customer demand for our products in Q2. We remain committed to our products, markets, channels and customers.”

For the first quarter, net revenue was $66.3 million, compared to $89.5 million in the fiscal fourth quarter of 2009. Non-GAAP net loss was $4.9 million or a loss of $0.05 per diluted share, compared to non-GAAP net income of $2.0 million or $0.02 per diluted share in the year-ago quarter. Non-GAAP financial results exclude the impact of stock-based compensation and restructuring charges. A reconciliation of GAAP to non-GAAP financial measures is included in the accompanying financial tables.

For the first quarter, net revenue in North America was $26.9 million, revenue in EMEA was $28.1 million, and revenue in APAC was $11.4 million. That compares to revenue of $35.7 million in North America, $41.6 million in EMEA, and $12.2 million in APAC in the year-ago fiscal first quarter.

Net loss on a GAAP basis for the first quarter was $5.5 million or $0.06 per diluted share, compared to net income of $1.6 million or $0.01 per diluted share in the year-ago fiscal first quarter.

Conference Call

Extreme Networks will host a conference call to discuss these results today at 4:30 p.m. Eastern Time (1:30 p.m. Pacific Time). The conference call may be heard by dialing 1-877-941-1427 (international callers dial 1-480-629- 9664).

A 48-hour replay will be available following the call by dialing 1-800-406-7325 (international callers dial 1-303-590-3030); the replay passcode is 4166330. In addition, a live webcast and replay of the call will be available at http://investor.extremenetworks.com. Financial information to be discussed during the conference call will be posted on the Investor Relations section of the Company’s website www.extremenetworks.com.

Non-GAAP Financial Measures

Extreme Networks provides all financial information required in accordance with generally accepted accounting principles (GAAP). To supplement our consolidated financial statements presented in accordance with GAAP, we are also providing with this press release non-GAAP net income. In preparing our non-GAAP information, we have excluded, where applicable, the impact of restructuring charges (a non-recurring charge) and share-based compensation (a non-cash charge). Because of the non-recurring and/or non-cash nature of these charges, we believe that excluding them provides both management and investors with additional insight into our current operations, the trends affecting the Company and the Company’s marketplace performance. In particular, management finds it useful to exclude these charges in order to more readily correlate the Company’s operating activities with the Company’s ability to generate cash from operations. Accordingly, management uses these non-GAAP measures, along with the comparable GAAP information, in evaluating our historical performance and in planning our future business activities. Please note that our non-GAAP measures may be different than those used by other companies. The additional non-GAAP financial information we present should be considered in conjunction with, and not as a substitute for, our financial information presented in accordance with GAAP. We have provided a non-GAAP reconciliation of the Consolidated Statement of Operations for the periods presented in this release, which are adjusted to exclude restructuring charges and share-based compensation expense for these periods. These measures should only be used to evaluate the Company’s results of operations in conjunction with the corresponding GAAP measures for comparable financial information and understanding of the Company’s ongoing performance as a business. Extreme Networks uses both GAAP and non-GAAP measures to evaluate and manage its operations.

Extreme Networks, Inc.

Extreme Networks provides converged Ethernet networks that support data, voice and video for enterprises and service providers. The company’s network solutions feature high performance and high availability switching that deliver insight and control enabling customers to solve their real-world business communications challenges. Operating in more than 50 countries, Extreme Networks provides wired and wireless secure LANs, data center infrastructure and Service Provider Ethernet transport solutions that are complemented by global, 24x7 service and support. For more information, visit: http://www.extremenetworks.com

Extreme Networks is either a trademark or registered trademark of Extreme Networks, Inc. in the United States and/or other countries.

# # #

This announcement contains forward-looking statements that involve risks and uncertainties, including statements regarding the Company’s financial performance, acceptance of the Company’s newer products in the market and its expectations regarding its products. Actual results could differ materially from those projected in the forward-looking statements as a result of certain risk factors, including, but not limited to: a challenging macro-economic environment both in the United States and overseas; fluctuations in demand for the Company’s products and services; a highly competitive business environment for network switching equipment; its effectiveness in controlling expenses, the possibility that the Company might experience delays in the development of new technology and products; customer response to its new technology and products; the timing of any recovery in the global economy; risks related to pending or future litigation, and a dependency on third parties for certain components and for the manufacturing of the Company’s products. The Company undertakes no obligation to update the forward-looking information in this release. More information about potential factors that could affect the Company’s business and financial results is included in its filings with the Securities and Exchange Commission, including, without limitation, under the captions: “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” and “Risk Factors,” which are on file with the Securities and Exchange Commission.”

EXTREME NETWORKS, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(In thousands, except share and per share amounts)

	September 27, 2009	June 28, 2009
	(unaudited)	(1)
ASSETS
Current assets:
Cash and cash equivalents	$39,261	$46,195
Short-term investments	57,274	8,976
Accounts receivable, net	42,036	44,278
Inventories, net	16,151	12,380
Deferred income taxes	247	244
Prepaid expenses and other current assets, net	4,047	4,368

Total current assets	159,016	116,441
Property and equipment, net	43,810	44,229
Marketable securities	34,126	72,231
Other assets, net	16,514	13,736

Total assets	$253,466	$246,637

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$16,579	$12,771
Accrued compensation and benefits	11,994	12,320
Restructuring liabilities	2,763	3,559
Accrued warranty	3,419	3,170
Deferred revenue, net	30,216	30,058
Deferred revenue, net of cost of sales to distributors	12,364	9,821
Other accrued liabilities	26,985	21,328

Total current liabilities	104,320	93,027

Restructuring liabilities, less current portion	2,463	3,519
Deferred revenue, less current portion	7,025	7,425
Deferred income taxes	586	564
Other long-term liabilities	710	592

Commitments and contingencies	—	—

Stockholders’ equity:
Convertible preferred stock, $.001 par value, issuable in series, 2,000,000 shares authorized; none issued	—	—
Common stock, $.001 par value, 750,000,000 shares authorized; 128,584,923 issued at September 27, 2009 and 128,425,140 at June 28, 2009	129	128
Treasury stock, 39,625,305 issued at September 27, 2009 and June 28, 2009	(149,666)	(149,666)
Additional paid-in-capital	950,474	949,113
Accumulated other comprehensive income	2,294	1,323
Accumulated deficit	(664,869)	(659,388)

Total stockholders’ equity	138,362	141,510

Total liabilities and stockholders’ equity	$253,466	$246,637

(1)	The information in this column is derived from the Company’s consolidated balance sheet included in the Company’s Annual Report on Form 10-K for the year ended June 28, 2009.

EXTREME NETWORKS, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(In thousands, except per share amounts)

(unaudited)

	Three Months Ended
	September 27, 2009	September 28, 2008
Net revenues:
Product	$50,759	$74,349
Service	15,550	15,177

Total net revenues	66,309	89,526

Cost of revenues:
Product (1)	23,718	30,133
Service (1)	5,821	7,961

Total cost of revenues	29,539	38,094

Gross profit:
Product	27,041	44,216
Service	9,729	7,216

Total gross profit	36,770	51,432

Operating expenses:
Sales and marketing (1)	21,602	25,857
Research and development (1)	13,610	16,605
General and administrative (1)	7,241	8,439
Restructuring, net	(513)	—

Total operating expenses	41,940	50,901

Operating (loss) income	(5,170)	531
Interest income	322	1,423
Interest expense	(39)	(50)
Other income / (expense), net	(159)	548

(Loss) income before income taxes	(5,046)	2,452
Provision for income taxes	436	813

Net (loss) income	$(5,482)	$1,639

Basic and diluted net income (loss) per share:
Net (loss) income per share - basic	$(0.06)	$0.01
Net (loss) income per share - diluted	$(0.06)	$0.01
Shares used in per share calculation - basic	88,843	111,323
Shares used in per share calculation - diluted	88,843	111,488

(1) Includes share-based compensation expense as follows:

Cost of product revenue	$72	$(40)
Cost of service revenue	75	32
Sales and marketing	296	175
Research and development	375	151
General and administrative	322	94

Total stock-based compensation expense	1,140	412
Capitalized in inventory	(4)	(26)

Total stock-based compensation expense, net	$1,136	$386

EXTREME NETWORKS, INC.

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(In thousands)

(unaudited)

	Three Months Ended
	September 27, 2009	September 28, 2008
Cash flows from operating activities:
Net (loss) income	$(5,482)	$1,639
Adjustments to reconcile net (loss) income to net cash provided by operating activities:
Depreciation and amortization	1,647	1,657
Gain on value of UBS option to put securities	(14)	—
Auction rate securities mark to market, trading loss	14	—
Provision for excess and obsolete inventory	785	98
Deferred income taxes	18	15
Loss on retirement of assets	—	94
Stock-based compensation	1,140	412
Restructuring, net	(513)	—
Changes in operating assets and liabilities, net
Accounts receivable	2,242	11,134
Inventories	(4,559)	(2,520)
Prepaid expenses and other assets	(2,457)	1,262
Accounts payable	3,808	7,433
Accrued compensation and benefits	(325)	(4,087)
Restructuring liabilities	(1,339)	(664)
Accrued warranty	250	(483)
Deferred revenue, net	(243)	2,532
Deferred revenue, net of cost of sales to distributors	2,543	5,698
Other accrued liabilities	6,495	(3,642)
Other long-term liabilities	119	—

Net cash provided by operating activities	4,129	20,578

Cash flows (used in) provided by investing activities:
Capital expenditures	(1,227)	(2,515)
Purchases of investments	(13,697)	—
Proceeds from maturities of investments and marketable securities	2,550	20,000
Proceeds from sales of investments and marketable securities	1,086	37,102

Net cash (used in) provided by investing activities	(11,288)	54,587

Cash flows provided by (used in) financing activities:
Proceeds from issuance of common stock	225	1,355
Repurchase of common stock, including expenses	—	(101,431)

Net cash provided by (used in) financing activities	225	(100,076)

Net decrease in cash and cash equivalents	(6,934)	(24,911)

Cash and cash equivalents at beginning of period	46,195	70,370

Cash and cash equivalents at end of period	$39,261	$45,459

EXTREME NETWORKS, INC.

GAAP TO NON-GAAP RECONCILIATION

(In thousands)

(unaudited)

	Three Months Ended
	September 27, 2009	September 28, 2008
NET (LOSS) INCOME

Net (loss) income - GAAP Basis	$(5,482)	$1,639

Non-GAAP adjustments
Stock-based compensation expense	$1,140	$412
Restructuring reversal, net of charge	(513)	—

Total Non-GAAP adjustments	$627	$412

Net (loss) income - Non-GAAP Basis	$(4,854)	$2,051

NON-GAAP ADJUSTMENTS
Cost of product revenue	$72	$(40)
Cost of service revenue	75	32
Sales and marketing	296	175
Research and development	375	151
General and administrative	322	94
Restructuring reversal, net of charge	(513)	—

Total Non-GAAP adjustments	$627	$412